UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported) May 2, 2005


                   Kirshner Entertainment & Technologies, Inc.
              ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

      000-24977                                   65-1053546
-------------------------------------    --------------------------------
(Commission File Number)                 (IRS Employer Identification No.)

                       No. 476 Hutai Branch Road, Baoshan
                        District, Shanghai, China 200436
                         (Address of Principal Executive
                               Offices) (Zip Code)

                                (86) 21-56689332
              (Registrant's Telephone Number, Including Area Code)


           5200 N.W. 33rd Avenue, Suite 215, Ft. Lauderdale, FL 33309
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [__]   Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

       [__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [__] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Effective on May 2, 2005, Kirshner Entertainment & Technologies, Inc. (the "Company"), consummated its acquisition of Linkwell Tech Group, Inc. ("Linkwell"), and on May 6, 2005, filed a Current Report on Form 8-K to disclose completion of that acquisition. The purpose of this filing is to amend the Current Report on Form 8-K by filing certain financial statements and financial information required by Regulation S-X and identified in Item 9.01 below, provide the business description and other information and exhibits relating to Linkwell.

ITEM     8.01 OTHER EVENTS

         As described above, as a result of the share exchange, Linkwell became a wholly owned subsidiary of our company.

Overview of Linkwell Tech Group, Inc.

         Linkwell Tech Group, Inc. was founded on June 22, 2004, as a Florida corporation ("Linkwell"). When used in this report,the terms the "Company," "we", and "us" refers to Kirshner Entertainment & Technologies, Inc., a Florida corporation, our wholly-owned subsidiary Linkwell Tech Group, Inc., a Florida corporation ("Linkwell"), and Linkwell's 90% owned subsidiary Shanghai Likang Disinfectant High-Tech Company, Limited ("Likang").

         Linkwell is a holding company. On June 30, 2004, Linkwell acquired 90% of Likang pursuant to a stock exchange. Likang was founded in 1993. Likang is involved in the development, manufacture and production, marketing and sale, and distribution of disinfectant health care products. Likang's products are utilized by the hospital and medical industry in China. Likang regards the hospital disinfecting products as the primary segment of its business.

         Likang was founded by the China Army Second Military Medical University in 1993. The company utilizes the capabilities of the Second Military Medical University's research and development unit. Currently the Company offers a variety of disinfectant products for the following applications:

|X|      Skin and mucous membrane disinfection
|X|      Hand disinfection
|X|      Environment and surface disinfection
|X|      Medical devices and equipment disinfection
|X|      Machine disinfection

         Likang has a national presence in more than 30 provinces across mainland China. Likang's products have gradually penetrated to the civil disinfection, industrial disinfection, livestock and agricultural disinfection and other types of specialized industries, providing the most specialized service for its customers. Primarily Likang is a domestic company; Likang will look for ways to expand its distribution network on the international stage.

         Likang has its own network of sales representatives. Likang has educated the sale network. The sales network currently covers hospitals in twenty provinces including: Shanghai, Beijing, Guangdong, Tianjin, Fujian, Yunnan, Hainan, Jiangsu, Zhejiang, Anhui, Shandong, Henan, Hebei, Liaoning, Heilongjiang, Shanxi, Gansu, Ningxia, Guizhou, Hunan, Sichuan, Xinjiang, Neimenggu.

Industry Background

         The SARS outbreak created widespread recognition of the critical need for health standards. This concern has led to a surge in interest for disinfectant products. Furthermore the government created national standards to assure higher health standards. The Ministry of Public Health in China established national standards for the disinfectant industry. In July 2002, the Ministry of Public Health issued the 27th order of Ministry of Health of the People's Republic of China. This ordinance implemented new standards for the industry. The first criterion of the new order stipulates that disinfectant manufacturers in China must obtain a license to manufacture hygiene disinfectants.

         The new standards established guidelines for all disinfectant manufacturers. Prior to release all disinfectant instruments must obtain the official hygiene permit document of Ministry of Public Health. Prior to release all disinfectant hygiene products must receive approval of the provincial hygiene administrative department. The implementation of these improved production standards and licenses has effectively decreased the competitiveness of small to mid size manufacturers with single product and inferior technical content.

         To date, Likang has been granted 10 hygiene licenses by the Ministry of Public Health. The Company has filed applications for an additional four products, and the Company is currently preparing application documents for six additional products. Presently Likang meets all standards initiated by the ordinance recently imposed.

         Once again the SARS outbreak has resulted in an increased national awareness for health standards. Likang has witnessed a surge in demand for its products. According to "China TCM Newspaper", many households and companies maintained stockpiles of disinfectant products immediately following the SARS related events. While this stockpile represented a one-time surge in sales for the industry, as these stockpiles begin to decrease Likang expects to witness an additional surge in demand. There is no assurance as to the timing of this surge, however increased public awareness and heightened national standards are two factors, which support the growth of demand for disinfectant products.

Recent Linkwell Transactions

         On June 30, 2004, Linkwell acquired 90% of Likang through a stock exchange with Shanghai Likang Pharmaceuticals Technology Company, Limited, the then 90% shareholder of Likang. Shanghai Shanhai Group, an unaffiliated third party, owns the remaining 10% of Likang. Likang's officers and directors, Messrs. Xuelian Bian and Wei Guan, own Shanghai Likang Pharmaceuticals Technology Company, Limited, owning 90% and 10%, respectively, of that company.

Employees of Linkwell

         As of July 6, 2005, Likang employs 237 full time employees as follows:

        ----------------------------------            --------------------------
        Department                                    Number of Employees
        ----------------------------------            --------------------------

        Management and Administration                 24
        ----------------------------------            --------------------------
        Production Center                             70
        ----------------------------------            --------------------------
        Research Professionals                         9
        ----------------------------------            --------------------------
        Logistics Services Center                     27
        ----------------------------------            --------------------------
        Sales and Marketing                           91
        ----------------------------------            --------------------------
        Instrument Business Department                16
        ----------------------------------            --------------------------
        Total                                         237
        ----------------------------------            --------------------------

The following table illustrates the nine research professionals.

        -------------------------- -------- ----------------------- ----------------------- --------------------------
        Name                       Age      Title                   Specialty               Education
        -------------------------- -------- ----------------------- ----------------------- --------------------------
        Wang, Shuzhou              71       Professor               Public health           The second military
                                                                                            medical university
        -------------------------- -------- ----------------------- ----------------------- --------------------------
        Sun, Wensheng              38       graduate degree         pharmacy                The second military
                                                                                            medical university
        -------------------------- -------- ----------------------- ----------------------- --------------------------
        Zhang, Zhongmin            37       Junior professional     Chemical industry       Shanghai chemical
                                                                                            industry professional
                                                                                            training school
        -------------------------- -------- ----------------------- ----------------------- --------------------------
        Zhang, Wanguo              38       doctor                  pharmacy                The second military
                                                                                            medical university
        -------------------------- -------- ----------------------- ----------------------- --------------------------
        Jin, Xikui                 37       undergraduate course    Chemical industry       Shanghai chemical
                                                                                            industry professional
                                                                                            training school
        -------------------------- -------- ----------------------- ----------------------- --------------------------
        Zhou, Xiufang              33       undergraduate course    Chemical industry       Shanghai Science and
                                                                                            Technology University
        -------------------------- -------- ----------------------- ----------------------- --------------------------
        Su, Zhengyi                50       Undergraduate           Mechanical engineering  Shanghai Second Industry
                                            course                                          College
        -------------------------- -------- ----------------------- ----------------------- --------------------------
        Ni, Jinghai                54       Undergraduate           Mechanical engineering  Tongji university
                                            course
        -------------------------- -------- ----------------------- ----------------------- --------------------------
        Kou, Zhenchao              53       Undergraduate           Mechanical engineering  Shanghai Industry College
                                            course
        -------------------------- -------- ----------------------- ----------------------- --------------------------

Product Lines

         Likang specializes in the production, sale, and distribution of disinfectant health care products. Likang manufactures and sells disinfectant liquid and tablet products as well as disinfectant instruments, devices, and materials such as the air disinfection machine, hot press bag, disinfection swab, and disinfection tampon. Likang's products are utilized by the hospital and medical industry in China. Likang developed and manufactures approximately 95% of the products it sells, and distributes approximate 5% of products developed and manufactured by third parties.

         As of July 6, 2005, Likang offers a variety of products: general skin disinfection series, hand sanitation series, environmental sanitation disinfectant series, medical instrument disinfectant series, antiseptic disinfection series and an air disinfection series. The tables below offer a summary of the current product offerings of the Company.

         Skin and mucous membrane

--------------------------------------------- --------------------- ----------------------- -------------------------
Product Names                                 Ingredients           Intended Use            Industry Standard
--------------------------------------------- --------------------- ----------------------- -------------------------
Anerdian Skin Disinfectant                    iodine, alcohol       Skin Disinfection       Q/SUVE 20-2003
--------------------------------------------- --------------------- ----------------------- -------------------------
Anerdian type 3rd skin and mucous membrane    iodine,               skin & mucous           Q/SUVE 22-2003
disinfectant                                  chlorhexidine         membrane disinfectant
--------------------------------------------- --------------------- ----------------------- -------------------------
Dianerkang PVP-I disinfectant                 Povidone-iodine       skin & mucous           Q/SUVE 28-2004
                                                                    membrane disinfectant
--------------------------------------------- --------------------- ----------------------- -------------------------
Dianerkang alcohol disinfectant               alcohol               Skin disinfection       Q/SUVE 08-2004
--------------------------------------------- --------------------- ----------------------- -------------------------

         Hand Disinfection

-------------------------------------------- ------------------ -------------------- --------------------------------
Product Names                                Ingredients        Intended Use         Industry standard
-------------------------------------------- ------------------ -------------------- --------------------------------
Jifro antimicrobial hand washing             chlorhexidine      Hand washing         Q/SUVE 04-2003
-------------------------------------------- ------------------ -------------------- --------------------------------
Jifro disinfectant gel                       DP300 (Triclosan)  Hand disinfectant    Q/SUVE 02-2003
-------------------------------------------- ------------------ -------------------- --------------------------------
Jifro 4% Chlorhexidine gluconate surgical    Chlorhexidine      surgical hand        Q/SUVE 09-2004
hand scrub                                   gluconate          disinfection
-------------------------------------------- ------------------ -------------------- --------------------------------


        Environment and Surface Disinfection

---------------------------- --------------------------------- ----------------------- ------------------------------
Product name                 Ingredients                       Intended Use            Industry standard
---------------------------- --------------------------------- ----------------------- ------------------------------
Aiershi disinfectant         trichloroisocyanuric acid         Circumstance and        Q/SUVE 34-2004
tablets                                                        surface disinfection
---------------------------- --------------------------------- ----------------------- ------------------------------
Lvshaxing disinfectant       Dichloro dimethylhydantoin        Circumstance and        Q/SUVE 33-2003
tablets                                                        surface disinfection
---------------------------- --------------------------------- ----------------------- ------------------------------
Lvshaxing disinfectant       Dichloro dimethylhydantoin        Circumstance and        Q/SUVE 32-2003
granule                                                        surface disinfection
---------------------------- --------------------------------- ----------------------- ------------------------------

         Medical devices and equipment

------------------------------------------ ---------------------- --------------------- -----------------------------
Product name                               Ingredients            Intended Use          Industry Standard
------------------------------------------ ---------------------- --------------------- -----------------------------
Dianerkang 2% glutaraldehyde               glutaraldehyde         Disinfection and      Q/SUVE 10-2003
disinfectant                                                      sterilization of
                                                                  device
------------------------------------------ ---------------------- --------------------- -----------------------------
Dianerkang 2% glutaraldehyde               glutaraldehyde         Disinfection and
disinfectant (for the                                             sterilization of
                                                                  endoscopes
------------------------------------------ ---------------------- --------------------- -----------------------------
Dianerkang multi-enzyme rapid detergents   Multi-Enzyme           Rinsing and
                                                                  decontamination of
                                                                  device
------------------------------------------ ---------------------- --------------------- -----------------------------

         Machine series

-----------------------------------------     ------------------ -------------------------- -------------------------
Product Name                                  Ingredients        Intended Use               Industry standard
--------------------------------------------- ------------------ -------------------------- -------------------------
Lvshaxing LKQG-1000 air disinfection machine  Ozone,             Air disinfection
                                              ultraviolet
                                              radiation,
                                              electrostatic
--------------------------------------------- ------------------ -------------------------- -------------------------
An'erdian disinfection swab                   An'erdian          Skin & disinfection
--------------------------------------------- ------------------ -------------------------- -------------------------
Dian'erkang hot press bag                     Iron powder,       Drive the "feng"
                                              active carbon      Stop the pain
                                                                 Dispel the "han"
--------------------------------------------- ------------------ -------------------------- -------------------------
Likang test paper of chlorine                 reaction regent    Indicator of               Q/SUVE 40-2003
                                                                 disinfectant
                                                                 concentration
--------------------------------------------- ------------------ -------------------------- -------------------------
Likang 121 stream pressure sterilization      Indication oil     Indication of
chemical indicator                                               sterilization effect
--------------------------------------------- ------------------ -------------------------- -------------------------
Likang 132 stream pressure sterilization      Indication oil     Indication of
chemical indicator                                               sterilization effect
--------------------------------------------- ------------------ -------------------------- -------------------------
Likang stream pressure sterilization          Indication oil     Indication of
chemical indicator                                               sterilization effect
--------------------------------------------- ------------------ -------------------------- -------------------------

Customers

         We sell our products on a wholesale and retail basis to domestic hospitals, medical suppliers, and distribution companies. We have approximately 5,000 customers. For fiscal year ended December 31, 2004 we had only one customer, Shanghai Likang Machinery and Medicine Co., Ltd., who represented more than 10% of our total net revenues: it accounted for approximately 40% of our total revenue. We have contracts with all our dealer and agent customers. We do not have contracts with hospital customers or other retail customers. We generally offer payment terms of three to six months before payment for the products is due.

Product Revenues

         For the fiscal year ended December 31, 2004, sales of product groups were as follows:

Product                                                        2004 USD Revenues
                                                                    (thousands)


An'erdian skin disinfectant                                             $2,055.2
Dianerkang 2% potentiated glutaraldehyde (medical equipment)              510.00
disinfectant
Ai'ershi (environment) disinfection tablets                               600.00
Jifro (hand) disinfectant gel                                             222.30
Lvshaxing LKQG-1000 air disinfection (machine)                             36.20
------------------------------------------------------------  ------------------
Total                                                                   $3,423.7

Manufacturing

         We manufacture 38 disinfectant products. Likang has two new production workshops according to Good Manufacturing Practice ("GMP") standards, established in 2002 and 2004, respectively, which include first-class production lines, and space for an advanced laboratory. Likang owns the machinery in its facility. The manufacturing facility has the capacity to annually produce approximately 30 million 300ml bottles of liquid disinfectant and approximately three million 100g bottles of tablet and powder disinfectant. The manufacture time for the liquids and tablets is approximately one day.

         We package our products in various packaging specs including, for the liquid and gel disinfectants: 40ml, 50ml, 60ml, 80ml, 500ml, 750ml, 1L, and 1.5L per bottle, and 2.5L and 5L per barrel; for the tablets: 50 piece, 100 piece and 200 piece per bottle; and the powder: 500g and 250g.

         We maintain an inventory of finished products equal to approximately two and one-half (2 1/2) months average sales. Shanghai Likang Meirui Pharmaceuticals High-Tech Co., Ltd., an affiliated entity, produces two products for Likang.

Raw Materials

         We purchase most of our raw materials for our disinfectant products from six suppliers. To ensure the supply of raw materials, we acquire raw materials through contracts with our suppliers, however the raw materials are readily available from a number of other suppliers. We have not experienced any difficulty in obtaining the necessary raw materials for our products.

         We have maintained a good business relationship with our major suppliers for over 10 years. The table below outlines the suppliers and origin of raw materials used by Likang.

        --------------------------- ------------------------------------------------------- ---------------
        Raw materials               Suppliers                                               Origin
        --------------------------- ------------------------------------------------------- ---------------
        iodine                      Shanghai Wenshui Chemical Co., Ltd                      America
        --------------------------- ------------------------------------------------------- ---------------
        potassium iodide            Shanghai Wenshui Chemical Co., Ltd                      Holland
        --------------------------- ------------------------------------------------------- ---------------
        glutaraldehyde              Shanghai Jin an tang Hygienical Product Factory         Germany
        --------------------------- ------------------------------------------------------- ---------------
        Triclosan                   Ciba Speciality Chemicals (China)LTD                    Domestic
        --------------------------- ------------------------------------------------------- ---------------
        alcohol                     Shanghai Jangbo Chemical Co., L td                      Domestic
        --------------------------- ------------------------------------------------------- ---------------
        trichloroisocyanuric acid   Xuzhou Keweisi Disinfectant Co., Ltd                    Domestic
        --------------------------- ------------------------------------------------------- ---------------
        Ozone   producing   device  Shanghai Likang Meirui  Pharmaceutical  High-Tech Co.,  Domestic
        equipment                   Ltd
        --------------------------- ------------------------------------------------------- ---------------
        ultraviolet      radiation  Shanghai Likang Meirui  Pharmaceutical  High-Tech Co.,  Domestic
        lamp light                  Ltd
        --------------------------- ------------------------------------------------------- ---------------

         A small part of procurement need to pay instantly, other procurements usually pay after one or three months. Shanghai Shanhai Group, Likang's minority shareholder, is the principal shareholder of Shanghai Likang Meirui Pharmaceutical High-Tech Co., Ltd.

Warehousing and Shipping

         We inventory our products and fill all customer orders from our 21,500 square foot facility in Jiading District, Shanghai. We have an in-house fulfillment and distribution operation, which is used to manage the entire supply chain, beginning with the placement of the order, continuing through order processing, and then fulfilling and shipping of the product to the customer.

Customer Service and Support

         We believe that a high level of customer service and support is critical in retaining and expanding our customer base. Customer care representatives participate in ongoing training programs under the supervision of our training managers. These training sessions include a variety of topics such as product knowledge and customer service tips. Our customer care representatives respond to customers' e-mails and calls that are related to order status, prices and shipping. If our customer care representatives are unable to respond to a customer's inquiry at the time of the call, we strive to provide an answer within 24 hours. We believe our customer care representatives are a valuable source of feedback regarding customer satisfaction. Our customer returns and credits average approximately 1% of total sales.

New Product Development

         Likang was founded by the China Army Second Military Medical University in 1993. The company utilizes the capabilities of the Second Military Medical University's research and development unit. We pay for the use of these capabilities on an as needed basis and the costs are included in our new product development expenses.

         Relying on the research and development unit of the Second Military Medical University, Likang is committed to developing new products. Likang owns all rights to the research and formulas it develops utilizing the capabilities of the Second Military Medical University's research and development unit.

New Products

         Working with the research and development unit of the Second Military Medical University, Likang is currently developing new products. The table below outlines a series of potential new product releases.

        ------- --------------------------- -------                -------------
                Project Name              Completion                 Sub sector
                                             Date
        ------- --------------------------- -------                -------------

        1       Glutaraldehyde Monitors      2005                    chemical
                                                                    indicators
        ------- --------------------------- -------                -------------
        2       B-D test paper               2005                    chemical
                                                                    indicators
        ------- --------------------------- -------                -------------
        3       B-D test standard test bag   2005                    chemical
                                                                    indicators
        ------- --------------------------- -------                -------------
        4       88 brand disinfectant        2005                liquid chemical
                                                                   disinfectant
        ------- --------------------------- -------                -------------


         B-D test paper and B-D test standard test bag are used in a B-D test in order to judge if one pre-vacuum steam sterilization apparatus is qualified to executing the sterilization cycle. The glutaraldehyde monitor is used to judge if the originally or in used glutaraldehyde disinfectant is qualified. The 88 brand disinfectant is a kind of liquid chemical disinfectant, contains the sodium hypochlorite. Its period of validity is almost two years, which is longer than for the same kind of product used now (which commonly is valid for three months) in daily disinfection, such as the dishware, fruit and vegetable, clothes and etc.

Marketing and Sales

         Likang maintains a proprietary network of sales executives. Primarily 30% of Likang's sales are achieved by the company's sales force, and 70% of sales are achieved by independent salespersons, dealers and agents. Likang has a national presence in more than 30 provinces across mainland China. Likang's products have gradually penetrated to the civil disinfection, industrial disinfection, livestock and agricultural disinfection and other types of specialized industries, providing the most specialized customer service for its customers. Likang primarily markets and sells its products in China; it is looking for ways to expand its distribution network internationally. Headquartered in Shanghai, Likang has approximately 23 independent salespersons, dealers and agents located throughout the country who sell its products in nearly all provinces. The main sales method of Likang is point-to-point service through the independent salespersons, dealers and agents.

Intellectual Property

         Likang has developed over 10 different products, and has received five patents and has three pending patent applications with National Property Right Administration of the PRC. The following is a list of Likang's patents and pending patent applications:

---------------------------------- --------------------------------------------------- -------------------------------
Patent Category                    Patent name                                         Patent No
---------------------------------- --------------------------------------------------- -------------------------------
Practicality new pattern           a kind of bottle can be open repeatedly easily      ZL  03  2  29616.9
---------------------------------- --------------------------------------------------- -------------------------------
Appearance design                  Bottle (with the wing stretch)                      ZL  00  3  14391.0
---------------------------------- --------------------------------------------------- -------------------------------
Appearance design                  Test paper box of chlorine                          ZL  2003 3 0108274.5
---------------------------------- --------------------------------------------------- -------------------------------
Practicality new pattern           Container with the vacuum pump                      ZL  2004 3 0022740.2
---------------------------------- --------------------------------------------------- -------------------------------
invention                          Anti the HP Gel                                     ZL 03 2 10513.4
---------------------------------- --------------------------------------------------- -------------------------------
invention                          The device dealing with the sewage without the      Application NO :200420090682.1
                                   additional energy
---------------------------------- --------------------------------------------------- -------------------------------
invention                          Low smell and stimulus contain chlorine             Application NO :200410099002-7
                                   disinfectant tablet, powder etc
---------------------------------- --------------------------------------------------- -------------------------------
invention                          A kind of new skin &mucous membrane disinfectant    Application NO :200420037013.8
                                   and the preparation methods
---------------------------------- --------------------------------------------------- -------------------------------

         Likang has three registered trademarks with the China State Administration for industry and commerce trademark office for An'erdian, Jifro and Dian'erkang, and one pending application to register a trademark for Lvshaxing.

         In addition, to protect our proprietary rights, we rely generally on confidentiality agreements with employees, salespersons and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, utilize our propriety technologies without our consent. We can give no assurance that our agreements with employees, consultants and others who participate in the production of our products will not be breached, or that we will have adequate remedies for any breach, or that our proprietary technologies will not otherwise become known or independently developed by competitors.

Competition

         All of our product groups operate in highly competitive markets. We primarily compete with other manufacturers of disinfectant products. There are approximately over 1000 manufacturers and distributors of disinfectant products in China. Our principal competitors for sale of chemical disinfectants are: 3M and Ace Disinfection Factory Co., Ltd. Our principal competitors for disinfection instruments are Chengdu Kangaking Instrument Co., Ltd. and Hangzhou Yangchi Medicine Article Co., Ltd. Our principal competitors for chemical indicators are: 3M and Shandong Xinhua Medical Instrument Co., Ltd.

         We believe that the following are the principal competitive strengths that differentiate Likang from the competition:

o        Product selection and availability,
o        Advanced technology;
o        Research and development,
o        Manufacturing capacity,
o        Trained service personnel,
o        Reliability and speed of delivery,
o        Personalized service, and
o        Price.

Government Regulations

         Pursuant to the July 2002 Ministry of Public Health 27th order of Ministry of Health of the People's Republic of China, all disinfectant manufacturers in China must obtain a license to manufacture hygiene disinfectants. The new standards established guidelines for all disinfectant manufacturers. Prior to release all disinfectant instruments must obtain the official hygiene permit document of Ministry of Public Health. Prior to release all disinfectant hygiene products must receive approval of the provincial hygiene administrative department. As of July 6, 2005, Likang has been granted 10 hygiene licenses by the Ministry of Public Health. Likang has filed applications for an additional four products, and Likang is currently preparing application documents for six additional products. As of July 6, 2005, Likang meets all standards initiated by the ordinance recently imposed.

         Likang is also subject to various other rules and regulations, including the People's Republic of China Infectious Disease Prevention and Cure Law, Disinfection Management Regulation, Disinfection Technique Regulation, Disinfection Product Manufacturer Sanitation Regulation, and Endoscope Rinse and Disinfection Technique Manipulation Regulation.

Legal Proceedings

         We are not a party to any legal proceedings, nor are we aware of any contemplated proceedings.

Property

         Our facilities include our principal executive offices, located at No. 476 Hutai Branch Road, Baoshan District, Shanghai, China, and our manufacturing facility located at 1104 Jiatang Road, Jiading District, Shanghai, 201807. We own our principal executive office building, which consists of approximately 14,000 square feet. We lease approximately 21,500 square feet of manufacturing space from Shanghai Likang Pharmaceutical Technology Company, Limited, an affiliate of Likang, under a lease expiring December 2006 for an annual rent of approximately $10, 890.

Certain Relationships and Related Party Transactions

         Likang is engaged in business activities with two affiliated entities. Shanghai Likang Pharmaceuticals Technology Company, Limited, which is owned by Messrs. Xuelian Bian and Wei Guan, Likang's officers and directors, sells our products to third parties. At March 31, 2005, the amount owed to us by Shanghai Likang Pharmaceuticals Technology Company, Limited, was $390,289.78.

         Shanghai Likang Meirui Pharmaceuticals High-Tech Company, a company of which Shanghai Shanhai Group, Likang's minority shareholder, owns 68%, provides certain contract manufacturing of two products for Likang. At March 31, 2005, Likang owed Shanghai Likang Meirui Pharmaceuticals High-Tech Company $221,658.78.

         For the fiscal year ended December 31, 2004, Likang made distributions to its shareholders, Shanghai Likang Pharmaceuticals Technology Company, Limited and Shanghai Shanhai Group, in the aggregate amount of $559,633. Shanghai Likang Pharmaceuticals Technology Company, Limited is owned by Messrs. Bian and Guan, Likang's officers and directors.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

         (a) The following financial statements of Linkwell Tech Group, Inc. and subsidiary, for the periods specified in Rule 3-05(b) of Regulation S-K, are filed herewith:

o        Consolidated Balance Sheet at March 31, 2005 (unaudited)

o Consolidated Statement of Operations for the three months ended March 31, 2005(unaudited)

o Consolidated Statements of Cash Flows for the three months ended March 31, 2005 (unaudited)

o        Notes to Consolidated Financial Statements at March 31, 2003
         (unaudited)

o        Report of Independent Registered Public Accounting Firm

o        Consolidated Balance Sheet at December 31, 2004

o Consolidated Statements of Operations for the years ended December 31, 2004 and 2003

o Consolidated Statements of Stockholders' Equity for the years ended December 31, 2004 and 2003

o       Consolidated Statements of Cash Flows the years ended December 31, 2004 and 2003

o       Notes to Consolidated Financial Statements at December 31, 2004

         (b) The following pro forma financial information for Kirshner Entertainment & Technologies, Inc. and subsidiaries as required by Article 11 of Regulation S-X is filed herewith:

o        Pro Forma Consolidated Balance Sheet at March 31, 2005 (unaudited)

o Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2005 (unaudited)

o        Notes to unaudited Pro Forma Financial Statements


         (c) Exhibits.

                  10.7 Stock Exchange Agreement dated May 2, 2005 by and among Kirshner Entertainment & Technologies, Inc., Gary Verdier, Linkwell Tech Group, Inc and the shareholders of Linkwell (1)

                  10.9 Stock Exchange Agreement dated June 30, 2004 by and among Linkwell Tech Group, Inc., Shanghai Likang Disinfectant High-Tech Company, Limited ("Likang") and the shareholder of Likang, Shanghai
                           Likang Pharmaceuticals High-Tech Company, Limited. *

                  10.10 Form of agreement between Shanghai Likang Disinfectant High-Tech Company, Limited and its customers. *

                  10.11 Form of agreement between Shanghai Likang Disinfectant High-Tech Company,Limited and its suppliers. *

                  21       List of Subsidiaries *
                           --------------------

         *            filed herewith

         (1) Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed May 6, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                 KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.

                                           By:      /s/ Xuelian Bian
                                           ------------------------------------
                                           Xuelian Bian, Chief Executive Officer


DATED:  July 18, 2005

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)








                                    CONTENTS



 Consolidated Financial Statements:

   Consolidated Balance Sheet - March 31, 2005 (Unaudited)...................F-2
   Consolidated Statement of Operations
         For the three months ended March 31, 2005 (Unaudited)...............F-3
   Consolidated Statement of Cash Flows
         For the three months ended March 31, 2005 (Unaudited)...............F-4

    Notes to Consolidated Financial Statements........................F-5 to F-8

                                 LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                                        CONSOLIDATED BALANCE SHEET
                                              March 31, 2005
                                               (Unaudited)

                                                  ASSETS
CURRENT ASSETS:
    Cash                                                                                         $ 304,602
    Accounts receivable, net of allowance for doubtful accounts of $37,050                       1,156,906
    Accounts receivable-  related party                                                            390,290
    Inventories                                                                                  1,030,749
    Prepaid expenses and other                                                                      29,351
                                                                                   ------------------------

        Total Current Assets                                                                     2,911,898

PROPERTY AND EQUIPMENT - Net                                                                       245,558
                                                                                   -------------------------

        Total Assets                                                                           $ 3,157,456
                                                                                   =========================


                                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of loans payable                                                             $ 398,551
    Accounts payable and accrued expenses                                                        1,239,875
    Due to related party                                                                           221,659
    Advances from customers                                                                        286,824
                                                                                  -------------------------

        Total Current Liabilities                                                                2,146,909

LOANS PAYABLE, less current portion                                                                326,087
                                                                                  -------------------------

        Total Liabilities                                                                        2,472,996
                                                                                  -------------------------

MINORITY INTEREST                                                                                  152,923
                                                                                  -------------------------

STOCKHOLDERS' EQUITY:
    Common stock ($.001 Par Value; 200,000,000 Shares Authorized;
        8,000,000 shares issued and outstanding)                                                     8,000
    Additional paid-in capital                                                                     595,865
    Accumulated Deficit                                                                            (72,328)
                                                                                  -------------------------

        Total Stockholders' Equity                                                                 531,537
                                                                                  -------------------------

        Total Liabilities and Stockholders' Equity                                             $ 3,157,456
                                                                                  =========================

                              See notes to consolidated financial statements

                  LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Three Months Ended March 31, 2005
                                (Unaudited)




NET REVENUES                                                          $ 947,925

COST OF SALES                                                           754,637
                                                           --------------------

GROSS PROFIT                                                            193,288
                                                           --------------------

OPERATING EXPENSES:
     Selling expenses                                                    44,734
     General and administrative                                         132,457
                                                           --------------------

        Total Operating Expenses                                        177,191
                                                           --------------------

INCOME FROM OPERATIONS                                                   16,097

OTHER INCOME (EXPENSE):
     Interest income                                                        182
     Interest expense                                                   (11,299)
                                                           --------------------

        Total Other Expense                                             (11,117)
                                                           --------------------

INCOME BEFORE INCOME TAXES                                                4,980

INCOME TAXES                                                             (1,401)
                                                           --------------------

INCOME BEFORE MINORITY INTEREST                                           3,579

MINORITY INTEREST                                                          (358)
                                                           --------------------

NET INCOME                                                              $ 3,221
                                                           ====================


               See notes to consolidated financial statements
                                    F-3

                   LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   For the Three Months Ended March 31,2005
                                  (Unaudited)




CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                          $ 3,221
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                      8,599
       Loss on disposal of property and equipment                           124
       Minority interest                                                    359
    Changes in assets and liabilities:
       Accounts receivable                                              (57,752)
       Accounts receivable - related party                             (128,986)
       Inventories                                                      (89,438)
       Prepaid and other current assets                                  48,891
       Accounts payable and accrued expenses                             88,308
       Due to related party                                             (36,583)
                                                              ------------------

NET CASH USED IN OPERATING ACTIVITIES                                  (163,257)
                                                              ------------------


NET DECREASE IN CASH                                                   (163,257)

CASH  - beginning of year                                               467,859
                                                              ------------------

CASH - end of period                                                  $ 304,602
                                                              ==================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW  INFORMATION:
    Cash paid for:
          Interest                                                     $ 11,299
                                                               =================
            Income taxes                                               $ 15,484
                                                              ==================




                See notes to consolidated financial statements.

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

     Linkwell Tech Group, Inc. (the "Company" or "Linkwell")) was founded on June 22, 2004, as a Florida corporation. On June 30, 2004, Linkwell acquired 90% of Shanghai Likang Disinfectant Co., Ltd. ("Likang") through a stock exchange. The Stock Purchase Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations." Accordingly, the combination of the two companies is recorded as a recapitalization of Likang, pursuant to which Linkwell is treated as the continuing entity. Likang is a science and technology enterprise founded in 1993. Likang is involved in the development, production, marketing and sale, and distribution of disinfectant health care products. Likang's products are utilized by the hospital and medical industry in China. Likang has developed a line of disinfectant product offerings. Likang regards the hospital disinfecting products as the primary segment of its business. Relying on the research and development strength, unique technology and the competitive advantages of the numerous professional staff rooms of Second Military Medical University, it has developed and manufactured several dozen kinds of products in the field of skin mucous disinfection, hand disinfection, surrounding articles disinfection, medical instruments disinfection and air disinfection.

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments have been included and all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the financial statements for the year ended December 31, 2004 and notes thereto contained herein. The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results for the full fiscal year ending December 31, 2005.

The consolidated statements include the accounts of Linkwell Tech Group, Inc. and its 90% owned subsidiary. All significant inter-company balances and transactions have been eliminated.

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Inventories

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the first-in, first-out method.

Fair value of financial instruments

The  carrying  amounts  reported  in the  balance  sheet  for cash and cash
equivalents,   accounts  receivable,  accounts  payable  and  accrued  expenses, customer advances, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to ten years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

The functional and reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary is the local currency. The financial statements of the subsidiary are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2004 was not material

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Revenue recognition


The Company follows the guidance of the Securities and Exchange
Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS






                                    CONTENTS


  Report of Independent Registered Public Accounting Firm....................F-9

  Consolidated Financial Statements:

       Consolidated Balance Sheet...........................................F-10

       Consolidated Statements of Operations................................F-11

       Consolidated Statements of Stockholders' Equity......................F-12

      Consolidated Statements of Cash Flows.................................F-13

  Notes to Consolidated Financial Statements........................F-14 to F-22

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Linkwell Tech Group, Inc.
Shanghai, China


     We have audited the accompanying consolidated balance sheet of Linkwell Tech Group, Inc. and Subsidiary as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Linkwell Tech Group, Inc. and Subsidiary as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.




                                                  /s/Sherb & Co., LLP
                                                 Certified Public Accountants

Boca Raton, FL
July 5, 2005

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004



                                                  ASSETS

CURRENT ASSETS:
    Cash                                                                                                                  $ 467,859
    Accounts receivable, net of allowance for doubtful accounts of $37,050                                                1,099,154
    Accounts receivable - related party                                                                                     261,304
    Inventories                                                                                                             941,311
    Prepaid expenses and other                                                                                               78,242
                                                                                                           -------------------------

        Total Current Assets                                                                                              2,847,870

PROPERTY AND EQUIPMENT - Net                                                                                                254,281
                                                                                                           -------------------------

        Total Assets                                                                                                    $ 3,102,151
                                                                                                           =========================


                                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of loans payable                                                                                      $ 301,933
    Accounts payable and accrued expenses                                                                                 1,191,554
    Due to related party                                                                                                    258,242
    Advances from customers                                                                                                 246,837
                                                                                                           -------------------------

        Total Current Liabilities                                                                                         1,998,566

LOANS PAYABLE, less current portion                                                                                         422,705
                                                                                                           -------------------------

        Total Liabilities                                                                                                 2,421,271
                                                                                                           -------------------------

MINORITY INTEREST                                                                                                           152,564
                                                                                                           -------------------------

STOCKHOLDERS' EQUITY:
    Common stock ($.001 Par Value; 200,000,000 Shares Authorized;
        8,000,000 shares issued and outstanding)                                                                              8,000
    Additional paid-in capital                                                                                              595,865
    Accumulated Defecit                                                                                                     (75,549)
                                                                                                           -------------------------

        Total Stockholders' Equity                                                                                          528,316
                                                                                                           -------------------------

        Total Liabilities and Stockholders' Equity                                                                      $ 3,102,151
                                                                                                           =========================

                              See notes to consolidated financial statements
                                                   F-10

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                       For the Years Ended December 31,
                                                                                  --------------------------------------------
                                                                                         2004                    2003
                                                                                  --------------------    --------------------
NET REVENUES                                                                              $ 4,422,522             $ 3,680,679

COST OF SALES                                                                               3,049,764               2,956,806
                                                                                  --------------------    --------------------

GROSS PROFIT                                                                                1,372,758                 723,873
                                                                                  --------------------    --------------------

OPERATING EXPENSES:
     Selling expenses                                                                         258,148                 204,281
     General and administrative                                                               426,532                 227,226
                                                                                  --------------------    --------------------

        Total Operating Expenses                                                              684,680                 431,507
                                                                                  --------------------    --------------------

INCOME FROM OPERATIONS                                                                        688,078                 292,366

OTHER INCOME (EXPENSE):
     Other income                                                                               8,101                       -
     Interest income                                                                            1,476                   1,854
     Interest expense                                                                         (29,359)                (25,474)
                                                                                  --------------------    --------------------

        Total Other Expense                                                                   (19,782)                (23,620)
                                                                                  --------------------    --------------------

INCOME BEFORE INCOME TAXES                                                                    668,296                 268,746

INCOME TAXES                                                                                 (109,732)                (29,803)
                                                                                  --------------------    --------------------

INCOME BEFORE MINORITY INTEREST                                                               558,564                 238,943

MINORITY INTEREST                                                                             (55,856)                (23,894)
                                                                                  --------------------    --------------------

NET INCOME                                                                                  $ 502,708               $ 215,049
                                                                                  ====================    ====================




                 See notes to consolidated financial statements

               LINKWELL TECH GROUP, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            For the Years Ended December 31, 2004 and 2003



                                       Common Stock, $.001 Par Value
                                      ----------------------------------  Additional                            Total
                                      Number of                            Paid-in           Retained        Stockholders'
                                       Shares           Amount             Capital           Earnings           Equity
                                ---------------- -----------------  ---------------- ------------------ -----------------
Balance, December 31, 2002             8,000,000           $ 8,000         $ 595,865           $ 51,461         $ 655,326

Distributions                                  -                 -                 -           (285,134)         (285,134)

Net income for the year                        -                 -                 -            215,049           215,049
                                 ---------------- -----------------  ---------------- ------------------ -----------------

Balance, December 31, 2003             8,000,000             8,000           595,865            (18,624)          585,241

Distributions                                  -                 -                 -           (559,633)         (559,633)

Net income for the year                        -                 -                 -            502,708           502,708
                                 ---------------- -----------------  ---------------- ------------------ -----------------

Balance, December 31, 2004             8,000,000           $ 8,000         $ 595,865          $ (75,549)        $ 528,316
                                  =============== =================  ================ ================== =================




                 See notes to consolidated financial statements
                                      F-12

                   LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                          Years Ended December 31,
                                                                                   ----------------------------------------
                                                                                         2004                  2003
                                                                                   ------------------    ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                                             $ 502,708             $ 215,049
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                          34,483                29,546
       Loss on disposal of property and equipment                                                729                     -
       Allowance for doubtful accounts                                                         1,067                 4,702
       Minority interest                                                                      55,856                23,894
   Changes in assets and liabilities:
       Accounts receivable                                                                  (382,747)             (102,879)
       Accounts receivable related party                                                    (261,304)
       Inventories                                                                          (494,340)              166,330
       Prepaid and other current assets                                                       22,514               (51,109)
       Accounts payable and accrued expenses                                                 751,893               (76,786)
       Due to related party                                                                  155,106                55,240
       Advances to customers                                                                 106,528                64,170
                                                                                   ------------------    ------------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                                    492,493               328,157
                                                                                   ------------------    ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                                    (103,724)              (47,102)
                                                                                   ------------------    ------------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                                 (103,724)              (47,102)
                                                                                   ------------------    ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Shareholder distributions                                                               (559,633)             (285,134)
    Proceeds from loans payable                                                              241,546               217,392
                                                                                   ------------------    ------------------

NET CASH FLOWS USED IN  FINANCING ACTIVITIES                                                (318,087)              (67,742)
                                                                                   ------------------    ------------------

NET INCREASE IN CASH                                                                          70,682               213,313

CASH  - beginning of year                                                                    397,177               183,864
                                                                                   ------------------    ------------------

CASH - end of year                                                                         $ 467,859             $ 397,177
                                                                                   ==================    ==================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW  INFORMATION:
    Cash paid for:
          Interest                                                                          $ 29,359              $ 25,474
                                                                                   ==================    ==================
          Income taxes                                                                      $ 91,146              $ 29,540
                                                                                   ==================    ==================



                 See notes to consolidated financial statements.
                                       F-13

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Linkwell Tech Group, Inc. (the "Company" or "Linkwell")) was founded on June 22, 2004, as a Florida corporation. On June 30, 2004, Linkwell acquired 90% of Shanghai Likang Disinfectant Co., Ltd. ("Likang") through a stock exchange. The Stock Purchase Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Likang, pursuant to which Linkwell is treated as the continuing entity. Likang is a science and technology enterprise founded in 1993. Likang is involved in the development, production, marketing and sale, and distribution of disinfectant health care products. Likang's products are utilized by the hospital and medical industry in China. Likang has developed a line of disinfectant product offerings. Likang regards the hospital disinfecting products as the primary segment of its business. Relying on the research and development strength, unique technology and the competitive advantages of the numerous professional staff rooms of Second Military Medical University, it has developed and manufactured several dozen kinds of products in the field of skin mucous disinfection, hand disinfection, surrounding articles disinfection, medical instruments disinfection and air disinfection.

Basis of presentation

The consolidated statements include the accounts of Linkwell Tech Group, Inc. and its 90% owned subsidiary. All significant inter-company balances and transactions have been eliminated.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Inventories

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the first-in, first-out method.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, customer advances, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

Income taxes

The Company files federal and state income tax returns in the United States for its domestic operations, and files separate foreign tax returns for the Company's Chinese subsidiaries. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to ten years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

The functional and reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary is the local currency. The financial statements of the subsidiary are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2004 was not material

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive income

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders', changes in paid-in capital and distributions to stockholders.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Almost all of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk. For the year ended December 31, 2004, one customer accounted for 40% of net revenues.

Research and development

Research and development costs are expensed as incurred.

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

Advertising

Advertising is expensed as incurred. Advertising expenses for the years ended December 31, 2004 and 2003 totaled approximately $54 and $13,340, respectively.

Minority Interest

Under generally accepted accounting principles when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the majority interest since there is no obligation of the minority interest to make good on such losses. The Company, therefore, has included losses applicable to the minority interest against its interest since the minority owners have no obligation to make good on the losses. If future earnings do materialize, the Company shall be credited to the extent of such losses previously absorbed.

Shipping and costs

Shipping costs are included in selling and marketing expenses and totaled $76,908 and $79,617 for the years ended December 31, 2004 and 2003, respectively.

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Recent accounting pronouncements

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 requires that its provisions are effective immediately for all arrangements entered into after January 31, 2003. The Company does not have any variable interest entities created after January 31, 2003. For those arrangements entered into prior to January 31, 2003, the FIN 46 provisions are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. The Company has not identified any variable interest entities to date and will continue to evaluate whether it has variable interest entities that will have a significant impact on its consolidated balance sheet and results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAS No. 150 did not have a significant impact on our consolidated financial position or results of operations.

NOTE 2 - INVENTORIES

At December 31, 2004, inventories consisted of the following:


         Raw materials                   $        172,102


         Finished goods                           769,209
                                           --------------

                                         $        941,311
                                           ==============

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004

NOTE 3 - PROPERTY AND EQUIPMENT

At December 31, 2004, property and equipment consisted of the following:

                                      Estimated Life

         Office Equipment             5-7 Years         $    58,357
         Auto and Truck                10 Years             131,081
         Manufacturing Equipment        7 Years              66,769
         Building and Land             20 Years             105,889
         Leasehold Improvements         5 Years               3,280
                                                            --------
                                                            365,376
         Less: Accumulated Depreciation                    (111,095)
                                                           ---------
                                                       $    254,281

For the years ended December 31, 2004 and 2003, depreciation expense amounted to $34.483 and $29.546, respectively.

NOTE 4 - LOANS PAYABLE

Loans payable consisted of the following at December 31, 2004:

Note to De Chang Credit Union due on March 12, 2006
with interest at 6.37% per annum. Secured by equipment            $      96,618

Note to De Chang Credit Union due on April 24, 2006
with interest 6.37% per annum. Secured by equipment                     108,696

Note to De Chang Credit Union due on May 18, 2006
with interest at 6.37% per annum. Secured by equipment                  217,391

Note to De Chang Credit Union due on September 16, 2005
with interest at 6.37% per annum. Secured by equipment                   60,386

Note to De Chang Credit Union due on December 16, 2005
with interest at 6.96% per annum. Secured by equipment                  241,547
                                                                  --------------

                                                                        724,638
     Total

Less: current portion of loans payable                                 (301,933)
                                                                   -------------

Loans payable, long-term                                            $   422,705
                                                                    ============

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004

NOTE 4 - LOANS PAYABLE (continued)

At December 31, 2004, annual future maturities of loans payable were as follows:

                2005                        $    301,933
                2006                             422,705
                                           ---------------
                                             $   724,638

NOTE 5 - RELATED PARTY TRANSACTIONS

The consolidated financial statements include balances and transactions with related parties.

At December 31, 2004, the Company had an accounts receivable from a related party entity of $261,304 related to the sale of merchandise.

At December 31, 2004, the Company had an accounts payable to a related party entity amounting to $258,242 related to the manufacture of certain products. The accounts payable bears no interest and ia payable on demand.

NOTE 6 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company's subsidiaries in China are governed by the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the "PRC Income Tax Law").

Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for years ended December 31, 2004:

                                       2004                       2003
                                  --------------------- ---------------------

 Computed "expected" tax expense      34.0 %                     34.0 %
 State income taxes                    5.0 %                      5.0 %
 Other permanent differences         (39.0)%                    (39.0)%
 Foreign income taxes                 16.0 %                     11.0 %
                                  --------------------- ---------------------

 Effective tax rate
                                      16.0 %                     11.0 %
                                  ===================== =====================

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004

NOTE 7 - COMMITMENTS

Operating Leases

The Company leases office and manufacturing space under leases in Shanghai, China that expire through March 2007. Future minimum rental payments required under these operating leases are as follows:

                   Period Ended December 31, 2005             $  44,671
                   Period Ended December 31, 2006             $  36,253
                   Period Ended December 31, 2007             $   9,063

For the years ended December 31, 2004 and 2003, rent expense amounted to $46,535 and $9,300, respectively.

NOTE 8 - LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceeding. No federal, state or local governmental agency is presently contemplating any proceeding against the Company. No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the company or has a material interest adverse to the Company in any proceeding.

NOTE 9 - OPERATING RISK

(a) Country risk

Currently, the Company's revenues are mainly derived from sale of herbs, beet sugar and veterinary products in the Peoples Republic of China (PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b) Products risk

In addition to competing with other companies, the Company could have to compete with larger international companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If international companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004

NOTE 9 - OPERATING RISK (continued)

(c) Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese Remnibi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e) Key personnel risk

The Company's future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

(f) Performance of subsidiaries risk

Currently, a majority of the Company's revenues are derived via the operations of the subsidiaries. Economic, governmental, political, industry and internal company factors outside of the Company's control affect each of the subsidiaries. If the subsidiaries do not succeed, the value of the assets and the price of our common stock could decline. Some of the material risks relating to the partner companies include the fact that three of the subsidiaries are located in China and have specific risks associated with that and the intensifying competition for the Company's products and services and those of the subsidiaries

NOTE 10 - SUBSEQUENT EVENTS

On May 2, 2005 the Company entered into and consummated a share exchange with Kirshner Entertainment & Technologies, Inc. ("Kirshner"). Pursuant to the share exchange, 100% of the Company's common stock was acquired in exchange for 36,273,470 shares of Kirshner's common stock, which at closing represented approximately 87.5% of the issued and outstanding shares of Kirshner's common stock. As a result of the transaction, the Company became a wholly-owned subsidiary of Kirshner.

                    LINKWELL TECH GROUP, INC. AND SUBSIDIARY
                   INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS






                                    CONTENTS


  Pro Forma Consolidated Financial Statements:

      Pro Forma Consolidated Balance Sheet..................................F-23

      Pro Forma Consolidated Statements of Operations.......................F-24


  Notes to Pro Forma Consolidated Financial Statements..............F-25 to F-26

           KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 March 31, 2005
                                   (Unaudited)




                                                   Kirshner
                                                 Entertainment &
                                              Technologies, Inc     Linkwell Tech
                                                      and          Group, Inc. and     Pro forma Adjustments            Pro Forma
                                                  Subsidiaries        Subsidiary    AJE      Dr.      AJE     Cr.        Balances
                                                 ---------------  --------------- ----------------------------------  ------------



                    ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                           $ 5,702       $ 304,602              $ -  (1)     $ 175,000     $ 135,304
    Accounts receivable, net                              6,517       1,156,906                -                  -     1,163,423
    Accounts receivable -related party                        -         390,290                                           390,290
    Inventories                                               -       1,030,749                -                  -     1,030,749
    Prepaid expenses and other                                -          29,351                -                  -        29,351
                                                             --         -------               --                 --       ------

        Total Current Assets                             12,219       2,911,898                -            175,000     2,749,117

PROPERTY AND EQUIPMENT - Net                                  -         245,558                -                  -       245,558
                                                             --        --------               --                 --      -------

        Total Assets                                  $ 12,219     $ 3,157,456              $ -          $ 175,000    $ 2,994,675
                                                      =========    ============             ====         ==========   ===========


        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Current portion of long-term debt                       $ -       $ 398,551              $ -                $ -     $ 398,551
    Note payable - related party                        257,720               -  (1)     257,720                  -             -
    Accounts payable                                     51,644       1,239,875                -                  -     1,291,519
    Accrued expenses                                     50,000               -                -                  -        50,000
    Deferred revenues                                    22,302                                                            22,302
    Due to related party                                                221,659                                           221,659
    Advances from customers                                   -         286,824                -                  -       286,824
                                                             --        --------               --                 --      -------

        Total Current Liabilities                       381,666       2,146,909          257,720                  -     2,270,855

LONG-TERM DEBT, net of current portion                        -         326,087                -                  -       326,087
                                                             --        --------               --                 --      -------

        Total Liabilities                              381,666       2,472,996          257,720                  -     2,596,942
                                                       --------      ----------         --------                 --    ---------

MINORITY INTEREST                                            -         152,923                -                  -       152,923
                                                             --        --------               --                 --      -------

STOCKHOLDERS' EQUITY (DEFICIT):
    Common stock ($.001 Par Value; 200,000,000
       Shares Authorized; 8,000,000 shares
       issued and outstanding)                           1,813           8,000 (2)        8,000 (1)(2)      37,673        39,486
    Additional paid-in capital                       5,565,154         595,865 (2)(3) 5,963,200 (1)(2)     188,600       386,419
    Accumulated deficit                             (5,923,914)        (72,328)(1)       99,280 (2)(3)   5,926,927      (168,595)
                                                    -----------        --------         -------         ----------      ---------
                                                      (356,947)        531,537        6,070,480          6,153,200       257,310

    Less:    Treasury stock, 5,000 shares at cost      (12,500)             -                -                  -        (12,500)
                                                       --------             --               --                 --       --------

        Total Stockholders' Equity (Deficit)          (369,447)       531,537        6,070,480          6,153,200       244,810
                                                      ---------       --------       ----------         ----------      -------

        Total Liabilities and Stockholders' Equity
        (deficit)                                      $12,219     $ 3,157,456       $ 6,328,200        $ 6,153,200   $ 2,994,675
                                                     =========    ============      ============       ============  ===========

            See notes to pro forma consolidated financial statements

           KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Three Months ended March 31, 2005
                                   (Unaudited)


                                       Kirshner
                                     Entertainment &
                                     Technologies,Inc  Linkwell Tech
                                          and         Group, Inc. and     Pro forma Adjustments           Pro Forma
                                     Subsidiaries        Subsidiary      AJE   Dr.      AJE     Cr.       Balances
                                     --------------  --------------------------------------------------  ------------

NET REVENUES                              $ 22,302        $ 947,925    (3 )$ 22,302                $ -     $ 947,925

COST OF SALES                                    -          754,637               -                  -       754,637
                                     --------------  ---------------    ------------       ------------  ------------

GROSS PROFIT                                22,302          193,288          22,302                  -       193,288
                                     --------------  ---------------    ------------       ------------  ------------

OPERATING EXPENSES:
     Selling expenses                            -           44,734               -                  -        44,734
     General and administrative             25,315          132,457               -     (3)     25,315       132,457
                                     --------------  ---------------    ------------       ------------  ------------

        Total Operating Expenses            25,315          177,191               -             25,315       177,191
                                     --------------  ---------------    ------------       ------------  ------------

INCOME (LOSS) FROM OPERATIONS               (3,013)          16,097          22,302             25,315        16,097

OTHER INCOME (EXPENSE):
     Interest income                             -              182               -                  -           182
     Interest expense                            -          (11,299) (1)     99,280                  -      (110,579)
                                     --------------  ---------------    ------------       ------------  ------------

        Total Other Expense                      -          (11,117)         99,280                  -      (110,397)
                                     --------------  ---------------    ------------       ------------  ------------

INCOME (LOSS) BEFORE INCOME TAXES           (3,013)           4,980         121,582             25,315       (94,300)

INCOME TAXES                                     -           (1,401)              -                  -        (1,401)
                                     --------------  ---------------    ------------       ------------  ------------

INCOME (LOSS) BEFORE MINORITY INTEREST      (3,013)           3,579         121,582             25,315       (95,701)

MINORITY INTEREST                                -             (358)                                            (358)
                                     --------------  ---------------    ------------       ------------  ------------

NET INCOME (LOSS)                         $ (3,013)         $ 3,221       $ 121,582           $ 25,315     $ (96,059)
                                     ==============  ===============    ============       ============  ============

            See notes to pro forma consolidated financial statements
                                       -F-24

           KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

     The accompanying unaudited pro forma consolidated financial statements of Kirshner Entertainment & Technologies, Inc and Subsidiaries (the "Company") give effect to the recapitalization of the Company and the conversion of certain debt for common stock. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma balance sheet as of March 31, 2005 and the Unaudited Pro Forma Statement of Operations for the three months ended March 31, 2005 does not purport to represent what the financial position or results of operations of the Company would actually have been if the transaction discussed above had in fact occurred on March 31, 2005, nor do they purport to project the results of operations or financial position of Kirshner Entertainment & Technologies, Inc and Subsidiaries for any future period or as of any date.

           KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC AND SUBSIDIARIES
                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS



  The adjustments to the unaudited pro forma balance sheet as of March 31, 2005 reflects the settlement of a loan payable for 1,400,000 shares of common stock, and reflects the issuance of 24,625,000 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Linkwell Tech Group, Inc. and Subsidiary and that the transaction occurred as of March 31, 2005 and are as follows:

(1) To reflect the settlement of notes payable - related party amounting to $257,720 for $175,000 and 1,400,000 shares of common stock.

(2) To reflect the issuance of 36,273,470 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Linkwell Tech Group, Inc. and Subsidiary ("Linkwell"), a Florida corporation. For financial accounting purposes, the exchange of stock will be treated as a recapitalization of Kirshner with the former shareholders of the Company retaining 3,625,655 or approximately 12.5% of the outstanding stock.

Unaudited pro Forma adjustments reflect the following transaction:

                                                           Dr.        Cr.
     1)
         Loans payable                                 257,720
         Interest Expense                               99,280
            Cash                                                    175,000
            Common stock                                              1,400
            Paid-in capital                                         180,600
     To reflect the payment of cash and issuance     1,400,000
     of shares of common stock for debt

     2)
     Paid-in capital                                 5,960,187
            Retained earnings                                    5,923,914
            Common stock                                            36,273
     Common stock                                       8,000
           Paid-in capital                                           8,000
     To reflect the issuance of 36,273,470 shares of common stock in connection with reverse merger and the recapitalization of the Company.

     3)
     Revenues                                          22,302
     Paid-in Capital                                    3,013
               General and Administrative Expense                  25,315
     To reflect reversal of subsidiary profit and loss prior to recapitalization